Exhibit 99.1

ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS ENGAGES LAZARD TO REVIEW
STRATEGIC ALTERNATIVES FOR THE COMPANY

ImClone Systems Announces Joseph L. Fischer, Director, Named Interim
Chief Executive Officer

New York, NY – January 24, 2006 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that the Board of Directors has engaged Lazard to conduct, in conjunction with management, a full review of the Company’s strategic alternatives to maximize shareholder value. These alternatives could include a merger, sale or strategic alliance.  The Company is proceeding in consultation with its existing partners as the process moves forward.

The Company also announced today that Joseph L. Fischer, a member of ImClone Systems’ Board of Directors since 2003 as well as a member of its Audit and Compensation Committees, has been named Interim Chief Executive Officer, replacing Philip Frost, M.D., Ph.D.  Mr. Fischer brings over 20 years of global managerial and operational experience to the Company.  As a result of being named Interim Chief Executive Officer, Mr. Fischer will no longer serve on the Audit and Compensation Committees of the Board of Directors.  Dr. Frost will remain as Executive Vice President and Chief Scientific Officer.

“Following a review of the Company’s business, products, assets and current strategic position, the Board of Directors has determined that it is now appropriate to initiate an external process to explore ways of enhancing shareholder value,” stated Mr. Fischer.  “During this process, the Company will continue to move forward in the ordinary course, with the goal of maximizing the potential of Erbitux and developing novel oncology therapeutics to benefit patients with cancer.”

“We thank Phil for his efforts as Interim Chief Executive Officer,” said David M. Kies, Chairman of ImClone Systems’ Board of Directors.  “In light of the significant strategic review being embarked upon, the Board of Directors decided it was important to have an executive with Joe’s financial and managerial background leading the company.”

Mr. Fischer served in a variety of senior management positions at international companies, including Dial Corporation and Johnson and Johnson (J&J). Mr. Fischer served as a Senior Vice President of Dial Corporation and in a variety of senior management positions at J&J, most notably as Group President of Global Personal Care Products, President of J&J Canada and Corporate Controller.

With respect to the review of strategic alternatives, there can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms.  The Company does not plan to release additional information about the status of the review of alternatives until a definitive agreement is entered into or the process is otherwise completed.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.   ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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